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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1 to

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

HARBOR ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	56-2518836 (I.R.S. Employer Identification No.)
One Boston Place, Suite 3630 Boston, Massachusetts (Address of principal executive offices)	02108 (ZIP Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable):
333-126300

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered
Units	American Stock Exchange
Common Stock, $0.0001 par value	American Stock Exchange
Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Information Required in Registration Statement

Item 1. Description of Registrant's Securities to be Registered

        The information required by this item is contained under the heading Description of Securities in the registration statement to which this Form 8-A relates (File No. 333-126300). This information is incorporated herein by reference.

        This Amendment No. 1 to Form 8-A is filed to correct the par value of the shares being registered and to modify the list of Exhibits to reflect the amendment to the Registrant's certificate of incorporation.

Item 2. Exhibits

        The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*3.1	Certificate of Incorporation.
*3.2	Bylaws.
*3.3	Amendment to Certificate of Incorporation
*4.1	Specimen Unit Certificate.
*4.2	Specimen Common Stock Certificate.
*4.3	Specimen Warrant Certificate.
*4.3	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

*
Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-126300

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 25, 2006	HARBOR ACQUISITION CORPORATION
	By:	/s/ ROBERT J. HANKS Robert J. Hanks Chief Executive Officer

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SIGNATURE